Exhibit 99.1

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS PRELIMINARY FOURTH QUARTER FINANCIAL RESULTS

NAPLES, Florida, January 14, 2021 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced preliminary unaudited financial results for the three months ended December 31, 2020.

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Beasley generated net revenue of approximately $67.4 million to $67.9 million for the three months ended December 31, 2020, compared to reported net revenue of $72.1 million for the three months ended December 31, 2019, representing a year-over-year decrease of between 5.8% and 6.5%. Beasley’s estimated fourth quarter 2020 net revenue reflects a year-over-year decrease in commercial advertising revenue due to the ongoing impact of the COVID-19 pandemic, partially offset by growth in digital, esports and political revenue.

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Fourth quarter 2020 Station Operating Income (SOI, a non-GAAP financial measure) increased by approximately 23.1% to 28.8% year-over-year to approximately $19.2 million to $20.1 million, compared to reported fourth quarter 2019 SOI of $15.6 million. Fourth quarter 2020 SOI less corporate expenses increased by approximately 47.9% to 58.8% year-over-year to approximately $15.0 million to $16.1 million, compared to fourth quarter 2019 SOI less corporate expenses of $10.1 million.

•	Fourth quarter 2020 EBITDA increased by approximately 25.0% to 33.8% year-over-year to approximately $17.0 million to $18.2 million, compared to reported fourth quarter 2019 EBITDA of $13.6 million.

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The year-over-year increases in SOI, SOI less corporate expenses and EBITDA are primarily attributable to Beasley’s initiatives to address the COVID-19 pandemic, including reducing operating expenses and corporate overhead and realigning our company-wide cost structure, the benefit of political advertising, as well as an expected gain on a land sale that occurred during the fourth quarter of 2020.

Commenting on the preliminary financial results, Caroline Beasley, Chief Executive Officer, said, “We expect to report top-line revenue improvement in the second half of the year, with sequential quarter-over-quarter growth in both the third and fourth quarters of 2020. Our preliminary fourth quarter performance also demonstrates the significant operating benefits from the actions we took earlier this year to address the pandemic, including reducing station operating expenses and negotiating discounts with landlords, service providers and partners. Although it is difficult to predict what the impact of COVID-19 will be in the coming months, we remain optimistic that the commercial advertising market will return to more normalized revenue levels as we move further into the year, following broad vaccine distribution.”

The Company’s financial results for the three months ended December 31, 2020 are not yet complete. Accordingly, the preliminary, unaudited results below are forward-looking statements based solely on information available to the Company as of the date of this release, and the Company undertakes no obligation to update this information, except as may be required by law. These preliminary, unaudited results are based on the most current information available to management following its initial review of operations for the quarter ended December 31, 2020 and remain subject to completion of Beasley’s customary financial closing procedures, including external independent auditor review. In light of the foregoing, you are cautioned not to place undue reliance on these preliminary, unaudited results. Beasley expects to announce full fourth quarter and year end results and host a webcast conference call in February 2021.

Beasley Media Group Preliminary Summary Financial Results

(in millions)	Estimated 4Q20 Range	Reported 4Q19	% Change
Net Revenue	$67.4 - $67.9	$72.1	(5.8)% - (6.5)%
SOI	$19.2 - $20.1	$15.6	23.1% - 28.8%
SOI Less Corporate Expenses	$15.0 - $16.1	$10.1	47.9% - 58.8%
EBITDA	$17.0 - $18.2	$13.6	25.0% - 33.8%

About Beasley Broadcast Group

Celebrating its 60th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 63 stations (47 FM and 16 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. Beasley recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

Non-GAAP Financial Measures

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses. SOI Less Corporate Expenses consists of SOI minus corporate expenses.

EBITDA consists of net income attributable to BBGI stockholders before interest expense, income tax expense and depreciation and amortization.

SOI, SOI Less Corporate Expenses and EBITDA are measures widely used in the radio broadcast industry. The Company recognizes that because SOI, SOI Less Corporate Expenses and EBITDA are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI, SOI Less Corporate Expenses and EBITDA provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

The Company is unable to present a quantitative reconciliation of preliminary SOI, SOI Less Corporate Expenses and EBITDA for the three months ended December 31, 2020 to the most directly comparable GAAP financial measure, net income, because management cannot reliably predict all of the necessary components of the GAAP financial measure without unreasonable efforts. Net income includes several significant items, such as impairment losses, income taxes and earnings of unconsolidated affiliates. The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the Company is unable to provide a reconciliation of preliminary SOI, SOI Less Corporate Expenses and EBITDA to net income or address the probable significance of the unavailable information, which could be material to the Company’s future financial results. Reconciliations to the most directly comparable GAAP measure for the three months ended December 31, 2019 are included in the tables that follow.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

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the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

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our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends in the near term as a result of the amendment to the our credit agreement;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of January 14, 2021, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Reconciliation of Net Income to SOI and SOI Less Corporate Expenses – Unaudited

Three Months Ended December 31, 2019
Net income	$4,717,479
Corporate expenses	5,496,797
Transaction expenses	407,011
Depreciation and amortization	1,970,974
Change in fair value of contingent consideration	—
Gain on dispositions	(17,111,605)
Impairment losses	13,657,941
Interest expense	4,488,586
Loss on modification of long-term debt	—
Other income (expense), net	(34,568)
Income tax expense	2,331,124
Equity in earnings of unconsolidated affiliates	(283,205)

SOI	$15,640,534
Less: Corporate Expenses	5,496,797

SOI Less Corporate Expenses	$10,143,737

Reconciliation of Net Income Attributable to BBGI Stockholders to EBITDA

Three Months Ended December 31, 2019
Net income Attributable to BBGI Stockholders	$4,784,061
Interest Expense	4,488,586
Income Tax Expense	2,331,124
Depreciation and amortization	1,970,974

EBITDA	$13,574,745

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